UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2013

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road, Suite 300

Calabasas, California 91302

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of 2006 Equity Incentive Plan

At the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of ImmunoCellular Therapeutics, Ltd. (the “Company”) held on September 20, 2013, the Company’s stockholders approved an amendment of the Company’s 2006 Equity Incentive Plan, as amended (the “2006 Plan”), to increase the number of shares of the Company’s common stock authorized for issuance under the 2006 Plan from 8,000,000 shares to 12,000,000 shares. The amendment of the 2006 Plan previously had been approved, subject to stockholder approval, by the Board of Directors of the Company (the “Board”). The amendment of the 2006 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A more detailed summary of the material features of the 2006 Plan, as amended, is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2013, as supplemented by the Company’s supplement to the proxy statement filed with the SEC on September 13, 2013 (as supplemented, the “Proxy Statement”). That summary and the foregoing description is qualified in its entirety by reference to the text of the 2006 Plan, which is attached as Appendix B to the Proxy Statement.

Departure of Director

On September 20, 2013, Richard A. Cowell tendered his resignation from the Board, effective September 30, 2013. Mr. Cowell has informed the Company that his resignation is not the result of a disagreement with the Company on any matter.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2013, the Company amended its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 99,000,000 shares to 149,000,000 shares. As described in Item 5.07 below, the stockholders of the Company approved the amendment at the Annual Meeting. The amendment became effective upon the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on September 24, 2013. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Proxy Statement. The results of the votes are set forth below:

Proposal I – The Company’s stockholders voted in favor of the election of each of the seven nominated individuals to serve as directors until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard Chin, M.D.	7,783,124	1,221,474	32,626,462
Richard A. Cowell	7,759,001	1,245,597	32,626,462
Andrew Gengos	8,652,910	351,688	32,626,462
Helen S. Kim	8,641,897	362,701	32,626,462
Rahul Singhvi, Sc.D.	7,782,474	1,222,124	32,626,462
Gary S. Titus	8,467,043	537,555	32,626,462
John Yu, M.D.	8,644,383	360,215	32,626,462

Proposal II – The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 99,000,000 shares to 149,000,000 shares. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
31,095,969	9,150,200	1,384,891	0

Proposal III – The Company’s stockholders approved an amendment to the 2006 Plan to increase the number of shares of the Company’s common stock authorized for issuance under the 2006 Plan from 8,000,000 shares to 12,000,000 shares. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
5,551,145	3,117,349	336,104	32,626,462

Proposal IV – The Company’s stockholders ratified of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
38,082,143	2,436,193	1,112,724	0

Proposal V – The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
7,559,411	1,081,893	363,294	32,626,462

Proposal VI – The Company’s stockholders indicated, on an advisory basis, a preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers every “One Year.” The tabulation of votes on this matter was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
7,632,798	220,294	460,911	690,595	32,626,462

Based on the voting results and its consideration of the appropriate voting frequency for the Company at this time, on September 20, 2013, the Board determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ImmunoCellular Therapeutics, Ltd. filed on September 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2013	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Andrew Gengos
Andrew Gengos
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ImmunoCellular Therapeutics, Ltd. filed on September 24, 2013.